UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2025

PAPAYA GROWTH OPPORTUNITY CORP. I

(Exact name of registrant as specified in its charter)

Delaware	001-41223	87-3071107
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3500 South Dupont Highway, Suite HX-102, Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (510) 214-3750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-half of one redeemable warrant	PPYAU	OTC

Class A common stock, par value $0.0001 per share	PPYA	OTC

Warrants, each whole warrant exercisable for one share of Class A common stock	PPYAW	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Resignation and Appointment

On March 14, 2025, Daniel Rogers notified the board of directors (the “Board”) of Papaya Acquisition Corp. (the “Company“) of his resignation as chief financial officer of the Company, effective same day. Mr. Rogers’ resignation is not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On March 19, 2025, the Board appointed Leonardo Fernandes as the Company’s chief financial officer, effective same day. Mr. Fernandes’ appointment is not pursuant to any agreement or understanding with the Company or any other person. There is no family relationship between Mr. Fernandes and any of the Company’s directors or other executive officers, and there are no related party transactions with regard to Mr. Fernandes that are reportable under Item 404(a) of Regulation S-K. As compensation, Mr. Fernandes will receive a monthly fee of $10,000 from the Company as well as 15,000 shares of the Company’s common stock upon completion of a de-SPAC transaction.

Mr. Fernandes’ biographical information is set forth below.

Leonardo Fernandes, age 40. Prior to joining the Company, Mr. Fernandes provided capital markets advisory services as an external consultant with LGF CFO Services. Previously, he had been serving as the Chief Financial Officer of Spectaire Holdings Inc. since October 2023 until May 2024 and as Chief Financial Officer of Legacy Spectaire since January 2023. Prior to joining Legacy Spectaire, Mr. Fernandes served as Chief Operating Officer of Lorem LLC, which he co-founded, from March 2021 through January 2023. From September 2020 to March 2021, Mr. Fernandes served as Chief Operating Officer of Pronto Housing, Inc., which he co-founded. Mr. Fernandes served as Chief of Staff at Megalith Capital Management LLC from January 2018 through August 2019. Prior to joining Megalith Capital Management LLC, Mr. Fernandes served as Partner — Head of Cross-Border Investments at RBR Asset Management from 2016 through January 2018. Prior to 2016, Mr. Fernandes served as an associate at Equity International LLC and worked at BR Properties S.A., one of Brazil’s largest commercial real estate investment companies, as a financial analyst and an investor relations manager. Mr. Fernandes has a B.A. in economics and a B.A. in business administration and management from Michigan State University and an MBA from Northwestern University — Kellogg School of Management.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2025	PAPAYA GROWTH OPPORTUNITY CORP. I

	By:	/s/ Clay Whitehead
	Name:	Clay Whitehead
	Title:	Chief Executive Officer